UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2024, in connection with the consummation of previously announced private exchange transactions, Plug Power Inc., a Delaware corporation (the “Company”), issued $140,396,000 in aggregate principal amount of its 7.00% Convertible Senior Notes due 2026 (the “New Notes”) under an Indenture, dated March 20, 2024 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee.

The New Notes were issued in exchange for $138,816,000 in aggregate principal amount of the Company’s 3.75% Convertible Senior Notes due 2025 (the “2025 Notes”), and accrued and unpaid interest on such Existing Notes to, but excluding, March 20, 2024 (the “Exchange Transactions”), which 2025 Notes were promptly canceled upon exchange. Following the closing of the Exchange Transactions, approximately $58.5 million in aggregate principal amount of 2025 Notes remain outstanding with terms unchanged.

The New Notes bear interest at a rate of 7.00% per annum on the principal amount thereof, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2024, to the holders of record of the New Notes as of the close of business on the immediately preceding May 15 and November 15, respectively. The New Notes will mature on June 1, 2026, unless earlier converted, redeemed or repurchased in accordance with their terms.

The New Notes are the senior, unsecured obligations of the Company and rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the New Notes, equal in right of payment to any of the Company’s existing and future liabilities that are not so subordinated, including the 2025 Notes, effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to all indebtedness and other liabilities, including trade payables, of its current or future subsidiaries.

Holders may convert their New Notes at their option at any time prior to the close of business on the business day immediately preceding December 1, 2025 in the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on June 30, 2024 (and only during such calendar quarter), if the last reported sale price per share of the Company’s common stock, par value $0.01 per share (“Common Stock”), is greater than or equal to 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

•	during the five business days after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of New Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Common Stock and the conversion rate for the New Notes on each such trading day;

•	if the Company calls any or all of the New Notes for redemption, any such New Notes that have been called for redemption may be converted at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; and

•	upon the occurrence of specified corporate events, as provided in the Indenture.

On or after December 1, 2025, to the close of business on the second scheduled trading day immediately before the maturity date, holders may convert all or any portion of their New Notes at the applicable conversion rate at any time at the option of the holder regardless of the foregoing conditions.

The initial conversion rate for the New Notes will be 235.4049 shares of Common Stock per $1,000 principal amount of New Notes, which represents an initial conversion price of approximately $4.25 per share of Common Stock, and is subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company will pay or deliver, as applicable, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

In addition, following certain corporate events or following issuance of a notice of redemption, the Company will increase the conversion rate for a holder who elects to convert its New Notes in connection with such a corporate event or convert its New Notes called for redemption during the related redemption period in certain circumstances; provided that the conversion rate will not exceed 282.4859 shares of Common Stock per $1,000 principal amount of New Notes, subject to adjustment. In such circumstance, a maximum of 39,659,890 shares of Common Stock, subject to adjustment, may be issued upon conversion of the New Notes.

The New Notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after June 5, 2025 and before the 41st scheduled trading day immediately before the maturity date, at a cash redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, but only if the last reported sale price per share of Common Stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including at least one of the three trading days immediately preceding the date the Company sends the related redemption notice, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company sends such redemption notice. No sinking fund is provided for the New Notes.

If the Company undergoes a “fundamental change” (as defined in the Indenture), holders may require the Company to repurchase for cash all or any portion of their New Notes at a fundamental change repurchase price equal to 100% of the principal amount of the New Notes to be repurchased, plus accrued and unpaid interest, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default. The events of default, as set forth in the Indenture, include (i) default by the Company in the payment when due (whether at maturity, upon optional redemption or any required repurchase, upon declaration of acceleration or otherwise) of the principal of any New Notes, (ii) default by the Company for 30 consecutive days in the payment when due of interest on any New Note, (iii) failure by the Company to comply with its obligations to convert the New Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for five business days, (iv) failure by the Company to give (x) a fundamental change notice, (y) a notice of certain distributions as provided in the Indenture or (z) a notice of certain corporate events as provided in the Indenture, in each case, when required by the Indenture and, in the case of clause (z), if such failure is not cured within three business days after its occurrence, (v) failure by the Company to comply with its obligations under the Indenture in respect of certain consolidation, merger and asset sale transactions, (vi) failure by the Company for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the New Notes then outstanding has been received by the Company and the Trustee to comply with any of its other agreements under the Indenture or the New Notes, (vii) default by the Company or any of its “significant subsidiaries” (as defined in the Indenture) with respect to indebtedness for borrowed money in excess of $25.0 million (x) resulting in such indebtedness becoming or being declared due and payable or (y) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity or otherwise, in each case, subject to cure period and notice requirements specified in the Indenture, (viii) final judgment or judgments for the payment of $25.0 million or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its significant subsidiaries and (viii) certain events of bankruptcy, insolvency or reorganization involving the Company or any of its significant subsidiaries.

If an event of default involving certain events of bankruptcy, insolvency or reorganization with respect to the Company occurs, then the principal amount of, and all accrued and unpaid interest on, all of the New Notes then outstanding will immediately become due and payable without any action or notice by any person. If any other event of default occurs and is continuing, either the Trustee, by notice to the Company, or the holders of at least 25% of the aggregate principal amount of the New Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the New Notes then outstanding to become due and payable immediately. Notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the holders of the New Notes to receive special interest on the New Notes for up to 360 days.

The offer and sale of the New Notes and any shares of Common Stock issuable upon conversion thereof have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and the New Notes and any such shares may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

A copy of the Indenture and form of 7.00% Convertible Senior Note due 2026 are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and New Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

The Company offered the New Notes to certain holders of the 2025 Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the investors in the New Notes, including representations that such investors are institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act and “qualified institutional buyers” as defined in Rule 144A promulgated under the Securities Act. The offer and sale of the New Notes to certain holders of the 2025 Notes did not involve a public offering, the solicitation of offers for the New Notes was not done by any form of general solicitation or general advertising, and offers for the New Notes were only solicited from persons believed to be “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the 2023 proxy statement filed by the Company with the Securities and Exchange Commission on May 16, 2023, the resignation of Lucas P. Schneider as a Class III Director at the Company’s 2023 Annual Meeting of Stockholders and the resulting reduction in the size of the Board of Directors (the “Board”) of the Company from ten directors to nine directors resulted in four Class I Directors, three Class II Directors and two Class III Directors. In order to rebalance the class sizes to be as nearly equal in number as possible as required by the Company’s Amended and Restated Certificate of Incorporation, as amended, the Board determined that one of its directors should be reclassified from Class I (with a term expiring at the Company’s 2024 Annual Meeting of Stockholders) to Class III (with a term expiring at the Company’s 2026 Annual Meeting of Stockholders).

Accordingly, effective March 26, 2024, Gary K. Willis, a member of the Board, resigned from his position as a Class I Director, subject to and conditioned upon his immediate reappointment as a Class III Director. The Board accepted Mr. Willis’ resignation and immediately reappointed him as a Class III Director, to serve in such capacity until the Company’s 2026 Annual Meeting of Stockholders or until his successor is duly elected and qualified, or his earlier death, resignation, or removal. Following Mr. Willis’ resignation and reappointment described above, the Board consists of three Class I Directors, three Class II Directors and three Class III Directors.

The resignation and reappointment of Mr. Willis was effected solely for the purpose of reclassifying the members of the Board into three classes of equal size, and for all other purposes, Mr. Willis’ service on the Board is deemed to have continued uninterrupted. There were no changes to Mr. Willis’ committee assignments or compensation as a non-employee director as a result of the resignation as a Class I Director and appointment as a Class III Director.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of March 20, 2024, between Plug Power Inc. and Wilmington Trust, National Association, as Trustee.
4.2	Form of 7.00% Convertible Senior Notes due 2026 (included as part of Exhibit 4.1).
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: March 26, 2024	By:	/s/ Paul Middleton
Paul Middleton
Chief Financial Officer